Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Enterprise Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	265,488	$31.72	$8,421,279.36	0.00011020	$928.02
Fees Previously Paid	--	--	--	--	--	--		--
	Total Offering Amounts					$8,421,279.36		$928.02
	Total Fees Previously Paid							--
	Total Fee Offsets							$337.85 (3)
	Net Fee Due							$590.17

Exhibit 107
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Enterprise Bancorp, Inc.	S-3	333-219879	August 10, 2017	--	$337.85	Equity	Common stock, par value $0.01 per share	265,488	$8,623,050.24	--
Fee Offset Claims	Enterprise Bancorp, Inc.	S-3	333-219879	--	August 10, 2017	--	--	--	--	--	$337.85 (3)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of the registrant’s common stock being registered hereunder includes such indeterminate number of additional shares of common stock as may become issuable as a result of any stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock reported on the NASDAQ Global Select Market on August 4, 2023.

(3) Enterprise paid a filing fee of $1,972.42 with respect to $17,018,220.80 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-219879, initially filed by Enterprise on August 10, 2017 and declared effective on August 25, 2017 (the “2017 Registration Statement”). The filing fee was calculated at the rate in effect at the time the 2017 Registration Statement was filed. Of the $17,018,220.80 of securities registered under the 2017 Registration Statement, $12,786,466.60 were unissued and were deregistered (the "2017 Unsold Shares"). As such, Enterprise was entitled to offset against the $1,144.10 filing fee due under its registration statement No. 333-245579, initially filed by Enterprise on August 13, 2020, the unused filing fee of $1,481.95 that was paid for the 2017 Unsold Shares. Accordingly, pursuant to Rule 457(p) under the Securities Act, Enterprise is entitled to offset, against any filing fee due under this registration statement, the remaining $337.85 of the filing fee paid with respect to the 2017 Unsold Shares.